                                                                   EXHIBIT 10.16




THE STATE OF TEXAS

COUNTY OF DALLAS

          THIS LEASE AGREEMENT is made and entered into on January 1, 1993, by and between BILLY W. WHITE dba WHITE PROPERTY CO. #2, hereinafter referred to as Lessor, and ACTION TV & APPLIANCE RENTAL, INC., a Texas corporation, hereinafter referred to as Lessee.

          In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, the real property described in Exhibit "A" attached hereto, together with the improvements in the form of an office and warehouse located thereon, and hereinafter called the "leased premises".

                                ARTICLE I. TERM

          The term of this lease shall be three (3) years, commencing on January 1, 1993, and ending on December 31, 1995, unless sooner terminated as herein provided.
          Lessee may extend this lease for a further period of three (3) years prior to the expiration of the lease term, under all the terms and conditions of this lease.

                                ARTICLE II. RENT


          In consideration of this lease, Lessee promises and agrees to pay Lessor rent, without deduction, set off, or demand, for said premises at the rate of Ten Thousand and no/100 Dollars ($10,000) per month. The last such monthly installment shall be payable by Lessee to Lessor in advance on or before the commencement date of this lease. The first such monthly installment shall be due and payable on or before January 1, 1993, and a like monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning or end of the lease term shall be prorated. If any rental or other payment under this lease is not paid promptly when due, the same shall bear interest at the rate of 10% per annum from the due date until paid, but this provision shall not be construed to relieve Lessee from any default hereunder.

          It is expressly agreed that the monthly rental specified above is based upon a rate of $7.20 per square foot per year for 10,260 sq. ft. of office space and $2.50 per square foot per year for 18,482 sq. ft. of warehouse space rented by Lessee.

          The rental as set forth herein shall be adjusted upward at the end of each calendar year during the term and any extensions of this lease, which adjustment shall apply to the succeeding calendar year period, in accordance with the formula set forth below. In applying the formula, the following definitions shall prevail:

         (1) "Bureau" means the Federal Bureau of Labor Statistics or any successor agency that shall issue the indices or data referred to in subparagraph "2".

         (2) "Price Index" means the national Consumer's Price Index issued from time to time by the Bureau, or any other measure hereafter employed by the Bureau, or any other measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living nationally.

         (3) "Average Price Index" for any yearly period is the average of the Price Indices issued in twelve (12) months prior to the first day of that particular calendar year period, and such average is the "Average Price Index" for such calendar year. In making an average there shall be excluded any index which itself is an average (i.e., there shall be no averaging of averages).

         (4) The "issue" of a Price Index means the release to the public of the Price Index, and the date of issue shall be the date it is so released whether or not the issued Index is for the current month or period in which the release occurs or for a prior month or period.

         (5) The "Base Index" means the Average Price Index for the calendar year within this lease agreement is executed.

         If the Average Price Index for any calendar year is greater than the Base Index, then the rental, beginning with the first day of the succeeding calendar year and continuing for each month during such calendar year, shall be increased in the same proportion that the increase in the Average Price Index bears to the Base Index, such increase to be effective only to the extent that it exceeds a similar increase then effective, established in any prior calendar year. If an increase shall become effective by application of the rule stated in the preceding sentence and the Average Price Index for any subsequent calendar year is greater than the Base Index, then the rental beginning with such subsequent calendar year shall be appropriately adjusted so as to reflect only the increase, if any, over that applied by employing the rule set forth in the preceding sentence.

                          ARTICLE III. USE OF PREMISES

         Lessee will use the leased premises only for office and warehouse purposes, unless Lessor shall give Lessee prior written consent for a different use. In connection with its use of and activities in and about the leased premises and the Building, Lessee, at its expense, will comply, and will cause its employees, agents, and invites to conduct themselves, with full regard for the rights, convenience, and welfare of all other tenants in the Building. Provided Lessee has performed all of the terms, covenants, agreements, and conditions of this lease, including the payment of rent, to be performed by Lessee, Lessee shall peaceably and quietly hold and enjoy the premises for the term hereof, without hindrance from Lessor, subject to the terms and conditions of this lease.

                     ARTICLE IV. MAINTENANCE AND SURRENDER

         Lessee acknowledges that its acceptance of possession of the leased premises constitutes a conclusive admission that it has inspected the leased premises and has found them in good condition and repair and in all respects in accordance with the plans and specifications previously approved by Lessee.

         Lessee shall furnish the following services at its sole expense:

         (a) Heat and air conditioning;

         (b) Electric current service for lighting and ordinary business appliances.

         (c) Usual janitorial and maintenance service including the sweeping and waxing of floors and the cleaning of windows, replacement of light globes or fluorescent tubes in the standard lighting fixtures. Lessee shall also maintain and keep the public and common areas of the Building, such as lobbies, stairs, corridors, and rest rooms in reasonably good order and condition.

         Lessee shall throughout the lease term maintain the leased premises and keep them free from waste or nuisance, and shall deliver up the premises in a clean and sanitary condition at the termination of this lease in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty accepted. In the event Lessee should neglect to reasonably maintain the leased premises, Lessor shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable Costs therefor shall be payable by Lessee or Lessor as additional rental on the next installment date.

                  ARTICLE V. OBLIGATIONS OF LESSOR AND LESSEE

         Lessee shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Lessee in the premises. If any such taxes for which Lessee is liable are levied or assessed against Lessor or Lessor's property and if Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property, furniture, or fixtures placed by Lessee in the premises, and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

         Lessee shall not make any alterations, additions, or improvements to the leased premises without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor. Lessee shall have the right at all times to erect or install furniture and fixtures provided that Lessee complies with all applicable governmental laws, ordinances, and regulations. Lessee shall have the right to remove at the termination of this lease such items so installed, provided Lessee is not in default; however, Lessee shall, prior to the termination of this lease, repair any damage caused by such removal.

         All alterations, additions, or improvements made by Lessee shall become the property of Lessor at the termination of this lease; however, Lessee shall promptly remove, if Lessor so elects, all alterations, additions, and improvements, and any other property placed in the premises by Lessee, and Lessee shall repair any damage caused by such removal.

         (a) If the Building or the leased premises should be totally destroyed by fire, tornado, or other casualty, or if they should be so damaged that rebuilding or repairs cannot reasonably be completed within thirty (30) working days from the date of the occurrence of the damage, this lease shall terminate and rent shall be abated for the unexpired portion of this lease, effective as of the date of said occurrence.

         (b) If the Building or the leased premises should be damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within (30) working days from the date of the occurrence of the damage, this lease shall not terminate, but Lessor shall, if the casualty has occurred prior to the final three (3) months of the lease term, at its sole cost and risk proceed forthwith to rebuild or repair the leased premises to substantially the condition in which they existed prior to such damage. If the casualty occurs during the final three (3) months of the lease term, Lessor shall not be required to rebuild or repair such damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted equitably. In the event that Lessor should fail to complete such rebuilding or repairs within thirty (30) working days from the date of the occurrence of the damage, Lessee may at its option terminate this lease by written notification at such time to Lessor, whereon all rights and obligations hereunder shall cease.

         If during the term of this lease or any extension or renewal thereof, all or a portion of the leased premises should be taken for any public or quasi public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, at the option of the Lessor this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective as of the date of the taking of said premises by the condemning authority. Lessor shall receive the entire award from any such taking, and Lessee shall have not claim thereto, or for the value of any unexpired term of this lease.

         Lessee and Lessee's agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Building and related facilities which shall be promulgated by Lessor from time to time. Lessor shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities, or premises, and for preservation of good order therein, all of which rules and regulations, changes, and amendments will be forwarded to Lessee in writing and shall be carried out and observed by Lessee. Lessee shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors, and invitees of Lessee.

         Lessor or his agents, and representatives shall have the right to enter into and upon any and all parts of premises at all reasonable hours to (a) inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the premises to prospective tenants, purchasers, or lenders; and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         Lessee will not permit any mechanic's lien or liens to be placed upon the premises or the Building or improvements thereon during the term hereof, and in case of the filing of any such lien Lessee will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Lessor to Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefor, together with interest at the highest lawful rate.

                              ARTICLE VI. INDEMNITY

         Lessee agrees to, and does, indemnify and hold Lessor harmless against any and all claims, demands, damages, costs and expenses, loss and/or liability, including reasonable attorney's fees for the defense thereof, arising from the conduct or management breach on the part of Lessee of any conditions of this lease, or from any act to negligence of Lessee, its agents, contractors, employees, subtenants, guests, or invitees in or about the leased premises. In case of any action or proceeding brought against Lessor by reason of such claim, Lessee, upon notice from Lessor, covenants to defend such action or proceeding by counsel acceptable to Lessor.

                      ARTICLE VII. ASSIGNMENT AND SUBLEASE

         Lessee may not assign this lease, or any interest therein, or sublet the leased premises, or any part thereof, or any right or privilege pertinent thereto, without the prior written consent of Lessor which may be withheld by Lessor for any reason, in his sole discretion.

         Lessor is expressly given the right to assign any or all of its interest under the terms of this lease.

                              ARTICLE VIII. DEFAULT

         The following events shall be deemed to be events of default by lessee under this lease:

         (a) Lessee shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of ten (10) days.

         (b) Lessee shall fail to comply with any term, provision, or covenant of this lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after written notice thereof to Lessee.

         (c) Lessee shall make an assignment for the benefit of creditors.

         (d) Lessee shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

         (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee and such receivership shall not be terminated or stayed within the time permitted by law.

         (f) Lessee shall desert or vacate any substantial portion of the premises for a period of five (5) or more days.

         Upon the occurrence of any event of default specified in this section above, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Terminate this lease in which event Lessee shall immediately surrender the premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Lessor so elects, relet the premises on such terms as Lessor shall deem advisable and receive the rent thereof; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting.

         (b) Enter upon the premises by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

         No reentry or taking possession of the premises by Lessor shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting or reentry or taking possession, lessor may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions, and covenants herein contained. Lessors' acceptance of rent following an event of default hereunder shall not be construed as Lessor's waiver of such event of default. No waiver by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or constitute a waiver of such default. The loss or damage that Lessor may suffer by reason of termination of this lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Lessor following possession. Should Lessor at any time terminate this lease for any default, in addition to any other remedy Lessor may have, Lessor may recover from Lessee all damages Lessor may incur by reason of such default, including such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of said term, all of which amounts shall be immediately payable from Lessee to Lessor.

         No act or thing done by the Lessor or its agent during the term hereby granted shall be deemed an acceptance of a surrender of the premises, and no agreement to accept a surrender of the premises shall be valid unless the same be made in writing and subscribed by Lessor.

         In addition to the statutory Lessor's lien, Lessor shall have, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement, or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Lessee presently or which may hereafter be situated on the premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor hereunder shall first have been paid and discharged and all the covenants, agreements, and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of any event of default by Lessee, Lessor, may, in addition to any other remedies provided herein, after giving reasonable notice of the intent to take possession and giving an opportunity for a hearing thereon, enter upon the premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Lessee situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any sale or of the time after which any private sale is to be made, at which sale the Lessor or his assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice stall be met if such notice is given at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this section. Any surplus shall be paid to Lessee or as otherwise required by law; and the Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the afore mentioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

                           ARTICLE IX. MISCELLANEOUS

         Should Lessee, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rent payable for the last month of the term of this lease plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Lessor's consent for Lessee to hold over.

         Lessee accepts this lease subject to any deeds of trust, security interests, or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein or on the lease premises and to zoning ordinances and governmental regulations relating to the use of the property. Lessee shall at any time hereafter, on demand execute any instruments, releases, or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such deed of trust, security interest, or mortgage.

         All notices provided to be given under this agreement shall be given by certified mail or registered mail, addressed to the proper party, at the following address:

     LESSOR:                                   LESSEE:

BILLY W. WHITE                      ACTION TV & APPLIANCE RENTAL INC.
244 RIGGS CIRCLE                    P. O. BOX 850306
MESQUITE, TX. 75149                 MESQUITE, TEXAS 75185-0306

          Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this agreement.

         This agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

         In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

         If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. If there be a guarantor of Lessee's obligations hereunder, the obligations hereunder imposed upon Lessee shall be the joint and several obligations of lessee and such guarantor and Lessor need not first proceed against the Lessee hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

         The rights and remedies provided in favor of Lessor by this lease agreement are cumulative and the use of any one right or remedy by Lessor shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this lease shall be deemed to be waiver of any other breach of the same or any other term, condition, or covenant contained herein.

         In the event Lessee breaches any of the terms of this agreement whereby Lessor employs attorneys to protect or enforce its rights hereunder and prevails, then Lessee agrees to pay the Lessor reasonable attorneys' fees so incurred by Lessor.

         Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor/Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

         Time is of the essence of this agreement.

         IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto execute this agreement as of the day and year first above written.


                                    LESSOR:

                                    /s/ Billy W. White
                                    -------------------------------------

                                    LESSEE:

                                    ACTION TV & APPLIANCE RENTAL, INC.

                                    BY: /s/ Billy W. White
                                    -------------------------------------
                                    PRESIDENT
                                    January 1, 1993

                                   EXHIBIT "A"

BEING a tract of land in the W. CARUTH SURVEY, ABSTRACT No. 362, Dallas
County, Texas, being part of Lot 1, Block A, of Replat No. 1, Landers Addition, an Addition to the City of Mesquite, recorded in Volume 76182, Page 1321, Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at an iron rod for a corner on the East line of Long Creek Road South
224.46 feet from the Northwest corner of Replat No. 1 Landers Addition;

THENCE North 89 degrees 43 minutes East 389.22 feet to an iron rod for a corner on the West line of a 0.169 acre tract of land conveyed to Square D. Co. and recorded in volume 77042, Page 1835, Deed Records of Dallas County, Texas;

THENCE South 0 degrees 17 minutes East with the West line of said 0.169 acre trace 163.50 feet to an iron rod for corner;

THENCE South 89 degrees 43 minutes West 390.03 feet to an iron rod for a corner on the East line of Long Creek Road;

THENCE North with the East line of Long Creek Road 163.50 feet to the POINT OF BEGINNING.

                 AMENDMENT MODIFICATION AND EXTENSION AGREEMENT

         This Amendment to the Lease Agreement is entered into by and between White Property Co., #2 ("Lessors"), and Action TV & Appliance Rental, Inc. ("Lessee").

                              W I T N E S S E T H


         WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 01, 1993 (the "Lease Agreement") under the terms of which Lessor leased to Lessee certain premises being approximately 28,742 square feet of space situated in the city of Mesquite, county of Dallas, state of Texas, having a street address of 714 Kimbrough and more fully described in said Lease Agreement as the "leased premises", and

         WHEREAS, Lessor and Lessee now desire to extend and modify said Lease Agreement as more fully hereinafter set forth.

         NOW THEREFORE, for and in consideration of the premises and the undertakings obtained herein, the parties agree to amend the Lease Agreement in the following manner:

         1. The primary term of the Lease is extended to December 31, 1997.

         2. Lessor agrees that Lessee shall have the right to renew this Lease for one (1) option period for an additional three (3) years commencing January 01, 1998 through December 31, 2000.

         EXCEPT as hereinabove amended, the provisions of said Lease remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have below executed this Agreement and Amendment to Lease this 06th day of August, 1996.

LESSOR: White Property Co. #2             LESSEE:  Action TV & Appliance Rental


         By: /s/ Bill White                  By:  /s/ Bill White
             ---------------------                ------------------------

         Name: Bill White                    Name: Bill White
               -------------------                 -----------------------

         Title: General Partner              Title: President
                ------------------                  ----------------------